Exhibit 10.5

Execution Version

September 9, 2021

First Light Acquisition Group, Inc.

11110 Sunset Hills Road #2278

Reston, VA 20190

Re:	Initial Public Offering

Ladies and Gentlemen:

This letter (this “Letter Agreement”) is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) to be entered into by and between First Light Acquisition Group, Inc., a Delaware corporation (the “Company”), and Guggenheim Securities, LLC, as the underwriter (the “Underwriter”), relating to an underwritten initial public offering (the “Public Offering”), of 23,000,000 of the Company’s units (including up to 3,000,000 units that may be purchased to cover over-allotments, if any) (the “Units”), each comprised of one share of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), and one-half of one redeemable warrant. Each whole warrant (each, a “Warrant”) entitles the holder thereof to purchase one share of Common Stock at a price of $11.50 per share, subject to adjustment. The Units shall be sold in the Public Offering pursuant to a registration statement on Form S-1 and prospectus (the “Prospectus”) filed by the Company with the Securities and Exchange Commission (the “Commission”), and the Company shall apply to have the Units listed on the New York Stock Exchange. Certain capitalized terms used herein are defined in paragraph 12 hereof.

In order to induce the Company and the Underwriter to enter into the Underwriting Agreement and to proceed with the Public Offering and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the undersigned series 1 through 15 of First Light Acquisition Group, LLC, a Delaware series limited liability company (such 15 series collectively, the “Sponsor”), Metric Finance Holdings I, LLC, a Delaware limited liability company (“Metric”) and each of the undersigned individuals, each of whom is a member of the Company’s board of directors, a director nominee to the Company’s board of directors or an officer of the Company (each, an “Insider” and collectively, the “Insiders”), hereby agrees with the Company as follows:

1. The Sponsor, Metric and each Insider agrees with the Company that if the Company seeks stockholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, it, he or she shall (i) vote any shares of Capital Stock owned by it, him or her in favor of any proposed Business Combination and (ii) not redeem any shares of Capital Stock owned by it, him or her in connection with such stockholder approval. In connection with any proposed Business Combination, the Company agrees that it shall not enter into a definitive agreement regarding such proposed Business Combination without the prior consent of the Sponsor.

2. The Sponsor, Metric and each Insider hereby agrees with the Company that in the event that the Company fails to consummate a Business Combination within 12 months (or up to 18 months if the Company were to exercise the two three-month extensions as described in the Prospectus) from the closing of the Public Offering, or such later period as may be approved by the Company’s stockholders in accordance with the Company’s amended and restated certificate of incorporation, the Sponsor, Metric and each Insider shall take all reasonable steps to cause the Company to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter, subject to lawfully available funds therefor, redeem 100% of the Common Stock sold as part of the Units in the Public Offering (the “Offering Shares”), at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes, including franchise and income taxes (less up to $100,000 of such net interest to pay dissolution expenses), divided by the number of then outstanding Offering Shares, which redemption will completely extinguish all Public Stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the

Company’s obligations under Delaware law to provide for claims of creditors and other requirements of other applicable law. The Sponsor, Metric and each Insider agrees to not propose any amendment (i) to the Company’s amended and restated certificate of incorporation that would affect the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of the Offering Shares if the Company does not complete a Business Combination within 12 months (or up to 18 months if the Company were to exercise the two three-month extensions as described in the Prospectus) from the closing of the Public Offering or (ii) with respect to any other provision of the Company’s amended and restated certificate of incorporation relating to stockholders’ rights or pre-initial Business Combination activity, unless in each case the Company provides its Public Stockholders with the opportunity to redeem their shares of Common Stock upon approval of any such amendment at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes, including franchise and income taxes, divided by the number of then outstanding Offering Shares.

The Sponsor, Metric and each Insider acknowledges that it, he or she has no right, title, interest or claim of any kind in or to any monies held in the Trust Account or any other asset of the Company as a result of any liquidation of the Company with respect to the Founder Shares held by it, him or her. The Sponsor, Metric and each Insider hereby waives, with respect to any shares of Capital Stock held by it, him or her, if any, any redemption rights it, he or she may have in connection with the consummation of a Business Combination, including, without limitation, any such rights available in the context of a stockholder vote to approve such Business Combination or in the context of a tender offer made by the Company to purchase shares of Common Stock (although the Sponsor, Metric and each Insider shall be entitled to redemption and liquidation rights with respect to any Offering Shares they hold if the Company fails to consummate a Business Combination within 12 months (or up to 18 months if the Company were to exercise the two three-month extensions as described in the Prospectus) from the date of the closing of the Public Offering). The Sponsor, Metric and each Insider hereby further waives, with respect to any shares of Common Stock held by it, him or her, if any, any redemption rights it, he or she may have in connection with a stockholder vote to approve any amendment (i) to the Company’s amended and restated certificate of incorporation that would modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of the Offering Shares if the Company does not complete a Business Combination within 12 months (or up to 18 months if the Company were to exercise the two three-month extensions as described in the Prospectus) from the closing of the Public Offering or (ii) with respect to any other provision of the Company’s amended and restated certificate of incorporation relating to stockholders’ rights or pre-initial Business Combination activity.

3. Notwithstanding the provisions set forth in paragraphs 7(a) and (b) below, during the period beginning on and including the date of the Underwriting Agreement and through and including the date that is 180 days after such date, the Sponsor, Metric and each Insider shall not, without the prior written consent of the Underwriter, offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate with the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Commission promulgated thereunder, with respect to, any Units, shares of Common Stock, Founder Shares, Warrants or any other securities convertible into, or exercisable, or exchangeable for, shares of Common Stock owned by it, him or her, or publicly announce an intention to effect any such transaction. The foregoing sentence shall not apply to (A) the forfeiture of Founder Shares if the Underwriter does not exercise its over-allotment option in full, (B) any transfer of Founder Shares to any current or future independent directors of the Company (so long as each such current or future independent director is, at the time of such transfer, a party to this Letter Agreement or a written agreement (which may be an amendment or supplement to this Letter Agreement or a substantially identical agreement) delivered to the Company prior to such transfer agreeing to be bound by and comply with all of the terms and provisions of this Letter Agreement that are applicable to Insiders (including, without limitation, the transfer restrictions set forth in this paragraph 3 and paragraph 7 hereof), and making the representations and warranties set forth in this Letter Agreement that are made by Insiders); (C) any offer of securities that may be issued by the Company in connection with a Business Combination if such offer is made on behalf of the Company, or (D) any transfer of Founder Shares or Private Placement Warrants, or any shares of Common Stock issued or issuable upon the conversion of Founder Shares, to any Permitted Transferee (as defined below) described in, and in accordance with, any of clauses (c), (d), (e), (f), (h), or (j) of paragraph 7(c) hereof (provided, however, that, in the case of any transfer pursuant to any of clauses (c), (d), (e), (f) or (j) of paragraph 7(c), the transferee is, at the time of such transfer, a party to this Letter Agreement or enters into and delivers to the Company, at or prior to the time of such transfer, a written agreement (which may be an amendment or supplement to this Letter Agreement or a substantially identical agreement) agreeing to be bound by and comply with all of the terms and provisions of this Letter Agreement that are applicable to Insiders (or, if such transferee is the Sponsor or Metric, that are applicable to the Sponsor or Metric, as applicable) (including, without limitation, the transfer restrictions set forth in this paragraph 3 and paragraph 7 hereof), and, if such transferee is the Sponsor, Metric or an officer or director of the Company, making applicable representations and warranties set forth in this Letter Agreement; provided, however, that, to the extent that any reporting obligation under Section 16 of the Exchange Act, is triggered as a result of any transfer described in clause (A), (B) or (D) of this sentence, any related filing under such Section 16 includes a practical explanation as to the nature of the transfer). In addition, the provisions of this paragraph will not in any way limit the ability of the Sponsor to enter into agreements with employees of the Sponsor or any of its affiliates relating to the transfer of direct or indirect interests in the Founder Shares to such persons, provided that such transfer is not effected until the expiration of the Founder Shares Lock-Up Period (as defined below), or to admit such persons as members of a series of the Sponsor; provided that in either case, if any reporting obligation under Section 16 of the Exchange Act is triggered as a result of such agreements or admissions, any related filing under Section 16 of the Exchange Act includes a practical explanation as to the nature of such agreement or admissions.

4. In the event of the liquidation of the Trust Account, each series limited liability company of the Sponsor (which for purposes of clarification shall not extend to any other shareholders, members or managers of the Sponsor) severally agrees to indemnify and hold harmless the Company against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) to which the Company may become subject as a result of any claim by (i) any third party for services rendered (other than the Company’s independent public accountants) or products sold to the Company or (ii) a prospective target business with which the Company has discussed entering into a transaction agreement (a “Target”); provided, however, that such indemnification of the Company by the Sponsor shall apply only to the extent necessary to ensure that such claims by a third party for services rendered (other than the Company’s independent public accountants) or products sold to the Company or by a prospective Target do not reduce the amount of funds in the Trust Account to below (i) $10.00 per Offering Share or (ii) such lesser amount per Offering Share held in the Trust Account due to reductions in the value of the trust assets as of the date of the liquidation of the Trust Account, in each case, net of the amount of interest earned on the property in the Trust Account which may be withdrawn to pay its taxes, including franchise and income taxes, except as to any claims by a third party (including a prospective Target) who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended, pursuant to the Underwriting Agreement. In the event that any such executed waiver is deemed to be unenforceable against such third party, the Sponsor shall not be responsible to the extent of any liability for such third party claims. The Sponsor shall have the right to defend against any such claim with counsel of its choice reasonably satisfactory to the Company if, within 15 days following written receipt of notice of the claim to the Sponsor, the Sponsor notifies the Company in writing that it shall undertake such defense. For the avoidance of doubt, none of the Company’s officers or directors will indemnify the Company for claims by third parties, including, without limitation, claims by vendors and prospective Targets.

5. To the extent that the Underwriter does not exercise in full its over-allotment option to purchase up to an additional 3,000,000 Units within 45 days from the date of the Prospectus (and as further described in the Prospectus), the Sponsor and Metric agree to forfeit, at no cost, a number of Founder Shares (in the aggregate equal to 600,750 for the Sponsor and 149,250 for Metric) multiplied by a fraction, (i) the numerator of which is 3,000,000 minus the number of Units purchased by the Underwriter upon the exercise of its over-allotment option, and (ii) the denominator of which is 3,000,000. The forfeiture will be adjusted to the extent that the over-allotment option is not exercised in full by the Underwriter so that the aggregate number of outstanding Founder Shares will equal 20.0% of the Company’s total issued and outstanding shares of Capital Stock upon consummation of the Public Offering. To the extent that the size of the Public Offering is increased or decreased, the Company will effect a stock dividend, share contribution back to capital or other appropriate mechanism, as applicable, with respect to the Founder Shares immediately prior to the consummation of the Public Offering in such amount as to maintain the aggregate number of outstanding Founder Shares at 20.0% of the Company’s total issued and outstanding shares of Capital Stock upon consummation of the Public Offering. In connection with such increase or decrease in the size of the Public Offering, then (A) the references to 3,000,000 in the numerator and denominator of the formula in the first sentence of this paragraph shall be changed to a number equal to 15.0% of the number of shares of Common Stock included in the Units issued in the Public Offering (assuming no exercise of the overallotment option) and (B) the reference to 600,750 and 149,250 in the formula set forth in the first sentence of this paragraph shall be adjusted to such number of Founder Shares that the Sponsor and Metric, respectively, would have to return to the Company in order for the number of Founder Shares to equal an aggregate of 20.0% of the Company’s total issued and outstanding shares of Capital Stock upon consummation of the Public Offering (assuming no exercise of the overallotment option).

6. The Sponsor, Metric and each Insider hereby agrees and acknowledges that: (i) the Underwriter and the Company would be irreparably injured in the event of a breach by such Sponsor, Metric or an Insider of its, his or her obligations under paragraphs 1, 2, 3, 4, 5, 7(a), 7(b) and 9 of this Letter Agreement, (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

7. (a) The Sponsor, Metric and each Insider agrees that it, he or she shall not Transfer any Founder Shares (or shares of Common Stock issuable upon conversion thereof) until the earliest to occur of: (A) one year after the completion of the Company’s initial Business Combination; (B) subsequent to the Company’s initial Business Combination, the date on which the last reported sale price of the shares of Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Company’s initial Business Combination; and (C) subsequent to the Company’s initial Business Combination, the date on which the Company completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the Company’s Public Stockholders having the right to exchange their shares of Common Stock for cash, securities or other property (the “Founder Shares Lock-up Period”).

(b) The Sponsor, Metric and each Insider agrees that it, he or she shall not Transfer any Private Placement Warrants (or shares of Common Stock issued or issuable upon the exercise of the Private Placement Warrants) until 30 days after the completion of the Company’s initial Business Combination (the “Private Placement Warrants Lock-up Period”, together with the Founder Shares Lock-up Period, the “Lock-up Periods”).

(c) Notwithstanding the provisions set forth in paragraphs 7(a) and (b), Transfers of the Founder Shares, Private Placement Warrants and shares of Common Stock issued or issuable upon the exercise or conversion of the Private Placement Warrants or the Founder Shares and that are held by the Sponsor, Metric, any Insider or any of their permitted transferees (that have complied with this paragraph 7(c)), are permitted (a) to the Company’s officers, directors or employees, any affiliates or family members of any of the Company’s officers, directors or employees, any members or employees of any series of the Sponsor, or any affiliates of the Sponsor; (b) in the case of an individual, by gift to a member of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with any forward purchase agreement or similar arrangement or in connection with the consummation of the Company’s initial Business Combination at prices no greater than the price at which the securities were originally purchased; (f) in the case of Metric, to any affiliate of Metric; (g) to the Company for no value for cancellation in connection with the consummation of the Company’s initial Business Combination; (h) in the event of the Company’s liquidation prior to the consummation of its initial Business Combination; (i) by virtue of the laws of the State of Delaware or the Sponsor’s limited liability company agreement upon dissolution of the Sponsor or any series thereof; (j) in the case of an anchor investor (as defined in the Prospectus), to any affiliate of the anchor investor and (k) in the event of the Company’s liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the Company’s Public Stockholders having the right to exchange their shares of Common Stock for cash, securities or other property subsequent to the consummation of the Company’s initial Business Combination (the transferees referred to in clauses (a) through (k) above are called “Permitted Transferees”); provided, however, that in the case of clauses (a) through (f) and clauses (i) and (j), these Permitted Transferees must enter into a written agreement agreeing to be bound by the restrictions herein.

8. The Sponsor, Metric and each Insider represents and warrants that it, he or she has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked. Each Insider’s biographical information furnished to the Company (including any such information included in the Prospectus) is true and accurate in all respects and does not omit any material information with respect to such Insider’s background. The Sponsor’s and each Insider’s questionnaire furnished to the Company is true and accurate in all respects. The Sponsor and each Insider represents and warrants that: it, he or she is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction; it, he or she has never been convicted of, or pleaded guilty to, any crime (i) involving fraud, (ii) relating to any financial transaction or handling of funds of another person or (iii) pertaining to any dealings in any securities and it, he or she is not currently a defendant in any such criminal proceeding.

9. Except as disclosed in the Prospectus, the Sponsor, Metric, any Insider and any affiliate of the Sponsor, Metric or any Insider shall not receive from the Company any finder’s fee, reimbursement, consulting fee, monies in respect of any repayment of a loan or other compensation prior to, or in connection with any services rendered in order to effectuate the consummation of the Company’s initial Business Combination (regardless of the type of transaction that it is), other than the following, none of which will be made from the proceeds held in the Trust Account prior to the completion of the Company’s initial Business Combination: (i) repayment of a loan and advances of up to an aggregate of $300,000 made to the Company by the Sponsor to cover offering-related and organizational expenses; (ii) payment to the Sponsor for administrative support and services for a total of $10,000 per month; (iii) reimbursement for any out-of-pocket expenses related to identifying, investigating, negotiating and consummating an initial Business Combination; and (iv) repayment of loans, if any, and on such terms as to be determined by the Company from time to time, (A) made by the Sponsor or any of the Company’s officers or directors to finance transaction costs in connection with an intended initial Business Combination or (B) made by the Sponsor (or its affiliates or designees) to extend the period of time to consummate the initial Business Combination beyond 12 months, provided, that, if the Company does not consummate an initial Business Combination, a portion of the working capital held outside the Trust Account may be used by the Company to repay such loaned amounts for up to $4,600,000 but no proceeds from the Trust Account are to be used for such repayment. For the avoidance of doubt, each of the Sponsor, its affiliates and designees and the Company’s officers and directors agree to waive its right to be repaid for loans referred to in clause (iv) above out of funds held in the Trust Account if the Company does not complete its initial Business Combination within the prescribed time period.

10. The Sponsor, Metric and each Insider has full right and power, without violating any agreement to which it, he or she is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Letter Agreement and, as applicable, to serve as an officer and/or a director on the board of directors of the Company and hereby consents to being named in the Prospectus as an officer and/or a director of the Company.

11. In addition to the limitations set forth in paragraphs 3, 7(a) and 7(b) above, Metric hereby agrees, in accordance with FINRA Rule 5110(e), that the Founder Shares that it has purchased and the Private Placement Warrants which it has agreed to purchase will not be sold, transferred, assigned, pledged or hypothecated or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such shares for a period of 540 days following the date of this Letter Agreement, except for any transfers permitted by Rule 5110(e)(2).

12. As used herein, (i) “Business Combination” shall mean a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination, involving the Company and one or more businesses; (ii) “Capital Stock” shall mean, collectively, the Common Stock and the Founder Shares; (iii) “Founder Shares” shall mean the 5,750,000 outstanding shares of the Company’s Class B common stock, par value $0.0001 per share, of which 4,605,750 were initially issued to the Sponsor and 1,144,250 were initially issued to Metric (or 5,000,000 shares (4,005,000 issued to the Sponsor and 995,000 issued to Metric) if the over-allotment option is not exercised by the Underwriter) for an aggregate purchase price of $25,000, or approximately $0.004 per share, prior to the consummation of the Public Offering (subject to adjustment to the numbers of shares in this clause (iii) pursuant to paragraph 5 of this Letter Agreement if the size of the Public Offering is increased or decreased); (iv) “Private Placement Warrants” shall mean the Warrants issued to the Sponsor and Metric to purchase up to 2,583,333 shares of Common Stock of the Company by the Sponsor and 707,672 shares of Common Stock of the Company by Metric (or 2,583,333 shares of Common Stock by the Sponsor and 813,822 shares of Common Stock by Metric if the over-allotment option is exercised in full) that the Sponsor and Metric have agreed to purchase for an aggregate purchase price of $3,875,000 by the Sponsor and $1,061,508 by Metric (or $3,875,000 by the Sponsor and $1,220,733 by Metric if the over-allotment option is exercised in full), in a private placement that shall occur simultaneously with the consummation of the Public Offering (subject to possible adjustment to the numbers of shares and dollar amounts (other than $1.50 per Warrant) set forth in this clause (iv) if the size of the Public Offering is increased or decreased); (v) “Public Stockholders” shall mean the holders of securities issued in the Public Offering; (vi) “Trust Account” shall mean the trust fund into which a portion of the net proceeds of the Public Offering and the sale of the Private Placement Warrants shall be deposited; and (vii) “Transfer” shall mean the (a) sale, transfer or assignment of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the Commission promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction described in clauses (a) or (b) is to be settled by delivery of such securities, in cash or otherwise or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

13. This Letter Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto.

14. Except as otherwise expressly provided herein, no party hereto may assign either this Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Letter Agreement shall be binding on the Company, the Sponsor, Metric and each Insider and their respective successors, heirs and assigns and permitted transferees.

15. Nothing in this Letter Agreement shall be construed to confer upon, or give to, any person or entity other than the parties hereto any right, remedy or claim under or by reason of this Letter Agreement or of any covenant, condition, stipulation, promise or agreement hereof. All covenants, conditions, stipulations, promises and agreements contained in this Letter Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors, heirs, personal representatives and assigns and permitted transferees.

16. This Letter Agreement may be executed in any number of original or facsimile counterparts, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. The words “execution”, “signed”, “signature” and words of like import in this Agreement or in any certificate, agreement or document related to this Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based recordkeeping system to the fullest extent permitted by applicable law, including the U.S. Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act of the United States or the Uniform Commercial Code of the United States.

17. This Letter Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Letter Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend, to the extent permitted by applicable law, that there shall be added as part of this Letter Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

18. This Letter Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) all agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Letter Agreement shall be brought and enforced in the courts of New York City, in the State of New York, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

19. Any notice, consent or request to be given in connection with any of the terms or provisions of this Letter Agreement shall be in writing and shall be sent by express mail or similar private courier service, by certified mail (return receipt requested), by hand delivery or facsimile transmission or other electronic transmission.

20. This Letter Agreement shall terminate on the earlier of (i) the expiration of the Lock-up Periods and (ii) the liquidation of the Company; provided, however, that this Letter Agreement shall earlier terminate in the event that the Public Offering is not consummated and closed by December 31, 2021; provided further that paragraph 4 of this Letter Agreement shall survive such liquidation.

[Signature Page Follows]

Sincerely,

SPONSOR:

FIRST LIGHT ACQUISITION GROUP, LLC

By: FLAG Sponsor Manager, LLC, on behalf of Series 1 through Series 15 of First Light Acquisition Group, LLC, a Delaware series limited liability company

By:	/s/ William J. Weber
Name: William J. Weber
Title: Manager

METRIC:

METRIC FINANCE HOLDINGS I, LLC

By:	/s/ Allan Katz
Name: Allan Katz
Title: Chief Financial Officer

INSIDERS:

By:	/s/ William J. Weber
Name: William J. Weber

[Signature page to Letter Agreement]

Acknowledged and Agreed:

FIRST LIGHT ACQUISITION GROUP, INC.

By:	/s/ William J. Weber
Name: William J. Weber
Title: Chief Executive Officer

[Signature page to Letter Agreement]